TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES AGREEMENT
          Agreement entered in San Juan, Puerto Rico this 1st day of January 1994 by and among Century-ML Radio Venture, a joint venture organized under the laws of New York (the "Transferor"); Century/ML Cable Venture, a joint venture organized under the laws of New York (the "Transferee"); Century Communications Corp., a Texas corporation ("Century"); and ML Media Partners, L.P., a Delaware limited partnership ("ML Media" and, collectively with Century, the "Joint Venturers").
                           WITNESSETH
          WHEREAS, Transferor is the owner and operator of certain radio stations and other related businesses in Puerto Rico;
          WHEREAS, Transferee is the owner and operator of certain cable television systems in Puerto Rico;
          WHEREAS, Century owns a 50.001% interest in the Transferor and a 50% interest in the Transferee and ML Media owns a 49.999% interest in the Transferor and a 50% interest in the Transferee;
          WHEREAS, the Joint Venturers have agreed to cause the Transferor to transfer all of its assets to the Transferee and to cause the Transferee to assume all of the liabilities of the Transferor;
          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
          1. Transfer of Assets. Transferor hereby transfers and delivers to Transferee all of its assets (the "Assets") for the consideration specified in Section 3.
          The Assets include, without limitation:
          i) all interests in real property and all buildings and other improvements and fixtures owned by Transferor. Transferee and Transferor agree to execute deeds of conveyance and all other documents necessary to transfer title to Transferee of such assets;
          ii) all machinery and equipment, furniture, computer hardware, office supplies, automobiles and other vehicles, and other tangible personal property owned by Transferor;
          iii) all franchises, licenses, permits, consents, contractual rights, and certificates of any regulatory, administrative or other governmental agency or body issued to or held by Transferor which are transferable to Transferee under applicable law;
          iv) all trade secrets, confidential business information, know-how, drawings, specifications, designs, plans, proposals, technical data and any other intangible property owned by the Transferor;
          v) all leases of, or purchase contracts for, equipment, vehicles or other tangible personal property;
          vi) all computer software and books, records, ledgers, documents, correspondence, lists, plats, architectural plans, drawings, files, papers, studies, reports, and other printed or written materials; and
          vii) all rights, privileges, powers and franchises of a public or private nature, and all and every other interest of any type and nature.
          2. Assumption of Liabilities. Transferee hereby assumes and becomes responsible for all the liabilities and obligations, contractual or otherwise, of the Transferor (the "Assumed Liabilities").
          3. Consideration: On this same date Century and ML Media shall surrender for cancellation the certificates issued pursuant to Section 1 of the Management Agreement and Joint Venture Agreement dated December 16, 1986 between Century and ML Media (the "Joint Venture Agreement"), which certificates evidence their respective 50% interest in the Transferee. In exchange therefor, Century shall receive a certificate issued pursuant to Section 1 of the Joint Venture Agreement, evidencing a 50% interest in the Transferee and ML Media shall receive a certificate evidencing a 50% interest in Transferee.
          4. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.
          5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Puerto Rico.
          6. Amendments and Waivers. No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Transferee and Transferor. No waiver by any party of any breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
          7. Severability. Any provision of this Agreement which is found by a court of competent jurisdiction to be illegal, invalid or unenforceable shall be deemed severed from the Agreement and shall not affect the continuing legality, validity or enforceability of the remaining terms and provisions.
          8. Expenses. Transferee and Transferor shall each bear its own costs and expenses (including legal fees and expenses) incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

          IN WITNESS WHEREOF, the parties hereto have executed
this Agreement as of the date first above written.
CENTURY COMMUNICATIONS CORP.       CENTURY/ML CABLE VENTURE


By:________________________        By:  Century Communications Group

                                        By:_________________________

                                   By:  ML Media Partners, L.P.
                                        By:  Media Management Partners
                                        By:  RP Media Management
                                        By:  IMP Media Management, Inc.

                                        By:____________________________

                                   CENTURY-ML RADIO VENTURE

                                   By:  Century Communications Group

                                        By:_________________________
ML MEDIA PARTNERS, L.P.
                                   By:  ML Media Partners, L.P.
By:  Media Management Partners          By:  Media Management Partners
By:  RP Media Management                By:  RP Media Management
By:  IMP Media Management,              By:  IMP Media Management, Inc.
       Inc.

By:________________________             By:____________________________
                    PLAN OF REORGANIZATION OF
                         JOINT VENTURES


I.   PARTIES
          A. CENTURY-ML RADIO VENTURE ("Radio Venture") is a joint venture organized under the laws of the State of New York, engaged in the radio business in Puerto Rico. The partners of Radio Venture are Century Communications Corp. ("Century"), a Texas corporation, not engaged in trade or business in Puerto Rico, and ML Media Partners, L.P. ("ML Media"), a limited partnership organized under the laws of the State of Delaware, not engaged in trade or business in Puerto Rico, with interests of 50.001% and 49.999%, respectively, in Radio Venture.
          B. CENTURY/ML CABLE VENTURE ("Cable Venture") is a joint venture organized and existing under the laws of the State of New York, engaged in the cable television business in Puerto Rico. The partners of Cable Venture are Century and ML Media, each with a 50% interest in Cable Venture.
II.  The Plan of Reorganization
     A.   Transfer of Assets and Assumption of Liabilities
          Upon the issuance of certain rulings requested from the Puerto Rico Treasury Department, Radio Venture will transfer all of the its assets to Cable Venture in exchange for the assumption by Cable Venture of all the obligations of Radio Venture and the issuance to the Radio Venture partners of partnership interests in Cable Venture.
          B.   The Transfer of Assets and Assumption of
               Liabilities Agreement
          The transfer of assets and assumption of liabilities will be effected pursuant a Transfer of Assets and Assumption of Liabilities Agreement in the form of Exhibit A.
          C.   Dissolution of the Radio Venture
          As soon as practicable after the transfer of its assets to the Cable Venture, the Radio Venture shall cease to exist and shall be dissolved.
          Adopted by Cable Venture and Radio Venture this 1st day of January, 1994.
CENTURY/ML CABLE VENTURE           CENTURY-ML RADIO VENTURE

By:  Century Communications,       By:  Century Communications
       Corp.                                   Corp.

By:_________________________       By:___________________________

By:  ML Media Partners, L.P.       By:  ML Media Partners, L.P.
     By:  Media Management Partners     By:  Media Management Partners
     By:  RP Media Management           By:  RP Media Management
     By:  IMP Media Management, Inc.    By:  IMP Media Management, Inc.

     By:__________________________      By:___________________________
              UNANIMOUS CONSENT OF PARTNERS
    OF CENTURY-ML RADIO VENTURE AND CENTURY/ML CABLE VENTURE
          Century Communications Corp. and ML Media Partners,
L.P., being all the partners of CENTURY-ML RADIO VENTURE ("Radio Venture") and of CENTURY/ML CABLE VENTURE ("Cable Venture"),
joint ventures organized under the laws of the State of New York, do hereby agree and consent in writing to the adoption of the
Plan of Reorganization of Joint Ventures, to be executed by and between Radio Venture and Cable Venture by virtue of which all the assets of Radio Venture will be transferred, subject to its liabilities, to Cable Venture, pursuant to that certain Transfer of Assets and Assumption of Liabilities Agreement to be executed by Cable Venture and Radio Venture, in pursuance of such Plan of Reorganization of Joint Ventures.
          The management boards of Radio Venture and Cable
Venture are hereby authorized to perform or authorize any and all acts contemplated in the Plan, and any and all such further acts and things as they may consider desirable to carry out the
purposes of the Plan, including the execution and filing of all such certificates, documents, information, returns, tax returns, petitions, and/or requests to the government agencies and other documents which may be necessary or appropriate to implement the
Plan.  The management boards of Radio Venture and Cable Venture are authorized to adopt such variations or amendments of the provisions of the Plan as may be necessary or appropriate to effectuate the complete transfer of Radio Venture's assets, and the assumption by Cable Venture of the liabilities of Radio
Venture, and, thereafter, the dissolution of Radio Venture.
          At New York, New York, this 1st day of January, 1994.

                         CENTURY COMMUNICATIONS CORP.


                         By:____________________________________


                         ML MEDIA PARTNERS, L.P.


                              By:  Media Management Partners
                              By:  RP Media Management
                              By:  IMP Media Management, Inc.


                              By:______________________________